Exhibit 23.1

Crowe LLP Independent Member Crowe Global

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-8 (Nos. 333-209862, 333-217197, 333-225220, and 333-232826) and Form S-3 (Nos. 333-215583 and 333-225419) of Equity Bancshares, Inc. of our report dated March 9, 2021, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Dallas, Texas

March 9, 2021